Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Timothy Fairbanks, CFO 954-903-5018	Melody A. Carey (investors) 917-322-2571
FOR IMMEDIATE RELEASE
NATIONSHEALTH IMPLEMENTS ORGANIZATIONAL CHANGES TO IMPROVE
EFFICIENCY AND REDUCE OPERATIONAL EXPENSES
SUNRISE, Fla. — April 25, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) today announced it has implemented plans to restructure and streamline the Company’s management organization. The reorganization is part of an ongoing, larger effort designed to increase both cost effectiveness and profitability across the Company. This effort is being headed by NationsHealth’s new Chief Operating Officer, Robert E. Tremain.
NationsHealth’s management structure will now operate with twenty fewer management positions, primarily within its sales, enrollment, customer service, billing and pharmacy/ distribution functions that service all aspects of NationsHealth’s businesses, currently Pharmacy Product / Medicare Part B and Insurance Product / Medicare Part D businesses.
“This ongoing effort is necessary to ensure that our leadership team is optimally structured to deliver both high quality services and top value for the dollar,” stated Glenn M. Parker, MD, Chief Executive Officer of NationsHealth. “Bob Tremain’s industry experience has allowed him to quickly assess our operations and begin taking immediate steps to improve our ability to more effectively enroll and service new customers across all lines of business while simultaneously right-sizing our administrative costs. This restructuring alone will save the Company well over $2.0 million on an annualized basis, a direct increase in value for our shareholders.”
About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth has a strategic alliance with CIGNA to offer their Medicare Part D prescription drug plans nationally. Prior to launching its Medicare Part D business, NationsHealth offered free discount prescription cards, accepted at over 50,000 pharmacies nationwide, to more than 3.1 million cardholders. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to 105,000 patients. NationsHealth is also the provider of diabetes supplies to more than 11,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit our website at http://www.nationshealth.com.
This press release contains forward-looking statements about NationsHealth, including statements regarding anticipated enrollment and private sector market opportunities in Medicare

Part D and specialty pharmaceutical programs and the potential success of our strategic partnerships and joint ventures, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: projections with respect to enrollment and market opportunities for Part D and specialty pharmacy programs; our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D and specialty pharmacy services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 31, 2006 with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
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